SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported) December 28, 1995


             Brauvin Real Estate Fund I
(Exact name of registrant as specified in its charter)


Illinois            0-10293                36-3121769
(State or other       (Commission             (IRS Employer
jurisdiction of      File Number)           Identification
organization)                                  Number)


150 South Wacker Drive,  Suite 3200,  Chicago, Illinois         60606
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code           (312) 443-0922


                                        Not Applicable
 (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On July 19, 1995, Phoenix Home Life Mutual Life Insurance Company (the "Lender") filed a Verified Complaint for Mortgage Foreclosure in the Circuit Court of Cook County, Illinois to foreclose the lien of its mortgage against the property owned by the Partnership commonly known as the Cross Creek Shopping Center, Plum Grove and Nerge Roads, Roselle, Illinois (the "Property"). Upon the motion of the Lender and with the consent of the Partnership, Axiom Real Estate Management, Inc. was appointed as the receiver of the Property by order of the Court on July 28, 1995.

The Partnership does not believe that the Property has value in excess of the mortgage to the Lender. Both prior and subsequent to the appointment of the receiver, the Partnership had offered to convey the Property to the Lender because the Property was not generating cash flow sufficient to meet the debt service requirements. The Lender consistently refused the Partnership's offer of conveyance of title to the Property. The continued ownership of the Property in calendar year 1996 would cause the Partnership to incur substantial overhead, tax and reporting expenses. Consequently, the Partnership determined that it would sell its entire interest in the Illinois land trust owning legal title to the Property to an unaffiliated third party and terminate the Partnership. On December 28, 1995, the Partnership sold its beneficial interest in the Illinois land trust which is the owner of the Cross Creek Commons Property to Spartan Management, L.L.C., a third party unaffiliated with the Partnership, for $1.



Item 5. Other Events

The sale of the Partnership's remaining fixed asset as described in
Item 2 above acts to terminate the Partnership in accordance with Section F of the Partnership's Articles of Limited Partnership. Accordingly, the Partnership anticipates filing a Certificate of Termination with the Illinois Secretary of State on December 29, 1995. The Partnership is making a final distribution to the Limited Partners which equates to $5.50 per limited partner interest. The Partnership is also making all required regulatory filings and will issue final Forms K-1 to its partners in connection with the termination of its operations.

Item 7. Financial Statements and Exhibits

  (b) Pro Forma Financial Statements.

The pro forma information for the sale of the Cross Creek Commons is not applicable for the year ended December 31, 1994 and the nine months ended September 30, 1995, corresponding to the periods of the Partnership's annual and quarterly financial statements most recently filed with the Securities and Exchange Commission, due the Partnership's filing under the liquidation basis method of accounting.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 BY: Brauvin Properties, Inc.
                                 Corporate General Partner of
                                 Brauvin Real Estate Fund I


                                 BY:/s/ Jerome J. Brault
                                        Jerome J. Brault
                                        President and
                                        Chief Executive Officer

                                        DATE:       December 28, 1995